Exhibit 99.1

Arconic Reports Third Quarter 2020 Results

Third Quarter 2020 Key Results

  Sales of $1.4 billion, up 19% from prior quarter, down 22% year over year
  Net income of $5 million, or $0.05 per share, compared to a net loss of $24 million, or $0.22 per share, in third quarter 2019
  Adjusted EBITDA of $165 million (refer to Changes in Inventory Accounting and Adjusted EBITDA Measures below for the impacts in the quarter)
  Adjusted EBITDA margin of 11.7%
  Cash provided from operations of $240 million and capital expenditures of $39 million
  Quarter-end cash balance of $802 million, debt of $1.3 billion, and net debt of $480 million

PITTSBURGH--(BUSINESS WIRE)--November 5, 2020--Arconic Corporation (NYSE: ARNC) (“Arconic” or “the Company”) today announced third quarter 2020 results, with reported revenue of $1.4 billion, up 19% from the prior quarter due to strength in automotive end-market volumes which recovered fully from the second quarter and exceeded third quarter 2019 levels. Year over year, revenues were down 22% reflecting weaker volumes across all end markets other than automotive primarily due to the impact of the pandemic. The Company reported net income of $5 million, or $0.05 per share, in third quarter 2020 compared with a net loss of $24 million, or $0.22 per share, in third quarter 2019.

Third quarter 2020 Adjusted EBITDA was $165 million, which was impacted by the pandemic and partly mitigated by cost reduction actions. Adjusted EBITDA margin was 11.7% primarily due to the proactive cost reduction actions. Cash provided from operations was $240 million resulting in quarter-end cash on hand of $802 million. The Company ended the quarter with total available liquidity of approximately $1.5 billion.

Tim Myers, Chief Executive Officer, commented, “This quarter demonstrated the positive impact our strategic and financial actions made in response to ongoing macro challenges. Our continued execution on cash conservation and productivity measures instituted earlier in the year combined with recovery in North American automotive production resulted in the large sequential increase in Adjusted EBITDA and operating cash flow compared to the prior quarter.”

Mr. Myers continued, “The steps we took to strengthen our financial position combined with the strong recovery of automotive demand and our employees’ hard work enabled us to end the temporary salary reductions and reinstate the 401k match for all impacted employees. While there is uncertainty in the global economy, we demonstrated our agility in responding to challenges quickly and effectively. I appreciate the sacrifices made by our employees and I’m grateful for their continued commitment during these last two quarters to strengthen our company.”

Third Quarter Segment Performance

Revenue by Segment (in millions)

	Quarter ended
	September 30, 2020	September 30, 2019
Rolled Products	$1,092	$1,397
Building and Construction Systems	241	282
Extrusions	82	126

Adjusted EBITDA (in millions)

	Quarter ended
	September 30, 2020	September 30, 2019
Rolled Products	$138	$160
Building and Construction Systems	40	39
Extrusions	(6)	(8)
Subtotal	172	191
Corporate	(7)	(9)
Adjusted EBITDA	$165	$182

Outlook

The Company expects full-year 2020 revenue to be in a range of $5.6 billion to $5.7 billion (assuming LME aluminum price of $1,660/mt and Midwest Premium of $270/mt for the full year). Adjusted EBITDA for the full-year 2020 is expected to be in a range of $610 million to $630 million. Cumulative free cash flow for Q2 2020 – Q4 2020 is expected to be in a range of $150 million to $200 million.

Changes in Inventory Accounting and Adjusted EBITDA Measures

During the third quarter of 2020, the Company changed its inventory cost method to average cost for all U.S. inventories previously carried at last-in, first-out (“LIFO”) cost. The Company’s heritage on LIFO extends back to 1955 as an aluminum producer and as the Company has changed, the use of LIFO does not fully align with our operations as an aluminum converter. The Company determined that as a result of its recent separation from its former parent that the environment was appropriate for the Company to simplify its inventory cost accounting method. Management believes the average cost method more closely reflects the physical flow of inventories, improves comparability of the Company’s operating results with its industry peers, and provides an increased level of consistency in the measurement of inventories in the Company’s consolidated financial statements. This will result in both alignment with management’s internal evaluation of the business and provide greater visibility into the Company’s operating results. The impact of this change will not have a current cash tax impact considering the Company’s significant tax attributes primarily related to pension, other postretirement benefits, and environmental liabilities. The effects of the change in accounting principle from LIFO to average cost have been retrospectively applied to all prior periods presented in the Company’s consolidated financial statements. The effect of this change in accounting principle as reported under average cost in third quarter 2020 compared with the amount had it continued to be reported under LIFO was a decrease of $14 million to cost of goods sold, comprised of a $26 million benefit for the elimination of the incremental LIFO cost associated with inventory sold during the period and a $12 million charge to establish the incremental cost on an average cost basis for inventory sold during the period. Accordingly, effective in the third quarter of 2020, management refined the Company’s Adjusted EBITDA measure and Segment Adjusted EBITDA measure to remove the impact of metal price lag, which was negative $16 million in the third quarter. This change was made to further enhance the transparency and visibility of the underlying operating performance of each segment by removing the volatility associated with metal prices.

Arconic will hold its quarterly conference call at 10:00 AM Eastern Standard Time on November 5, 2020, to present third quarter 2020 financial results. The call will be webcast on the Arconic website. Call information and related details are available at www.arconic.com under “Investors.”

About Arconic

Arconic Corporation (NYSE: ARNC), headquartered in Pittsburgh, Pennsylvania, is a leading provider of aluminum sheet, plate, and extrusions, as well as innovative architectural products, that advance the ground transportation, aerospace, industrial, packaging, and building and construction markets.

For more information: www.arconic.com.

Dissemination of Company Information

Arconic intends to make future announcements regarding Company developments and financial performance through its website at www.arconic.com.

Forward-Looking Statements

This release contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as "anticipates," "believes," "could," "estimates," "expects," "forecasts," "goal," "guidance," "intends," "may," "outlook," "plans," "projects," "seeks," "sees," "should," "targets," "will," "would," or other words of similar meaning. All statements that reflect Arconic’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts and expectations relating to the growth of the aerospace, ground transportation, industrials, building and construction and other end markets; statements and guidance regarding future financial results, operating performance, working capital, cash flows, liquidity and financial position; statements about cost savings and restructuring programs; statements about Arconic's strategies, outlook, business and financial prospects; statements related to costs associated with pension and other post-retirement benefit plans; statements regarding projected sources of cash flow; statements regarding potential legal liability; statements regarding the potential impact of the COVID-19 pandemic; and statements regarding actions to mitigate the impact of COVID-19. These statements reflect beliefs and assumptions that are based on Arconic’s perception of historical trends, current conditions and expected future developments, as well as other factors Arconic believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance. Although Arconic believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, these expectations may not be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and changes in circumstances, many of which are beyond Arconic’s control. Such risks and uncertainties include, but are not limited to: (a) existing and future adverse effects in connection with COVID-19 and the potential for COVID-19 related issues to significantly heighten the other risks customarily associated with our business (including those identified below); (b) the risk that we are unable to fully realize the expected benefits of the separation, or that dissynergy costs, costs of restructuring transactions and other costs incurred in connection with the separation, once fully realized, will exceed our estimates; (c) the risk of operating our business as a standalone company, which could result in additional demands on Arconic’s resources, systems, procedures and controls, disruption of its ongoing business, and diversion of management’s attention from other business concerns; (d) deterioration in global economic and financial market conditions generally; (e) unfavorable changes in the markets served by Arconic; (f) the inability to achieve the level of revenue growth, cash generation, cost savings, benefits of our management of legacy liabilities, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; (g) competition from new product offerings, disruptive technologies, industry consolidation or other developments; (h) political, economic, and regulatory risks relating to Arconic’s global operations, including compliance with U.S. and foreign trade and tax laws, sanctions, embargoes and other regulations; (i) manufacturing difficulties or other issues that impact product performance, quality or safety; (j) the inability to meet demand for our products successfully or to mitigate the impact of cancellations of orders or reductions or delays caused by supply chain disruption; (k) a material disruption of Arconic’s operations, particularly at one or more of Arconic’s manufacturing facilities; (l) the inability to develop innovative new products or implement technology initiatives successfully; (m) challenges to or infringements on Arconic’s intellectual property rights; (n) Arconic’s inability to realize expected benefits, in each case as planned and by targeted completion dates, from acquisitions, divestitures, facility closures, curtailments, expansions, or joint ventures; (o) the impact of potential cyber attacks and information technology or data security breaches; (p) the loss of significant customers or adverse changes in customers’ business or financial condition; (q) a significant downturn in the business or financial condition of a key supplier; (r) adverse changes in discount rates or investment returns on pension assets; (s) our inability to adequately mitigate the impact of changes in aluminum prices and foreign currency exchange rates on costs and results; (t) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation, which can expose Arconic to substantial costs and liabilities; (u) a determination by the IRS that the distribution or certain related transactions should be treated as taxable transactions; (v) risks associated with indebtedness, including potential restriction on our operations and the impact of events of default; and (w) the other risk factors summarized in Arconic’s Form 10-K for the year ended December 31, 2019 and other reports filed with the U.S. Securities and Exchange Commission (SEC). The above list of factors is not exhaustive or necessarily in order of importance. Market projections are subject to the risks discussed above and other risks in the market. The statements in this release are made as of the date of this release, even if subsequently made available by Arconic on its website or otherwise. Arconic disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

Non-GAAP Financial Measures

Some of the information included in this release is derived from Arconic’s consolidated financial information but is not presented in Arconic’s financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). Certain of these financial measures are considered “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to any measure of performance or financial condition as determined in accordance with GAAP, and investors should consider Arconic’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of Arconic. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP. Non-GAAP financial measures presented by Arconic may not be comparable to non-GAAP financial measures presented by other companies. Reconciliations to the most directly comparable GAAP financial measures and management’s rationale for the use of the non-GAAP financial measures can be found in the schedules to this release. Arconic has not provided reconciliations of any forward-looking non-GAAP financial measures, such as adjusted EBITDA and free cash flow to the most directly comparable GAAP financial measures because such reconciliations are not available without unreasonable efforts due to the variability and complexity with respect to the charges and other components excluded from the non-GAAP measures, such as the effects of foreign currency movements, gains or losses on sales of assets, taxes, and any future restructuring or impairment charges. These reconciling items are in addition to the inherent variability already included in the GAAP measures, which includes, but is not limited to, price/mix and volume. Arconic believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Arconic Corporation and subsidiaries
Statement of Consolidated Operations (unaudited)
(dollars in millions, except per-share amounts)

	Quarter ended
	September 30,	June 30,	September 30,
	2020	2020	2019(1)
Sales	$1,415	$1,187	$1,805

Cost of goods sold (exclusive of expenses below)(2),(3)	1,218	1,051	1,565
Selling, general administrative, and other expenses(2)	59	55	82
Research and development expenses(2)	8	8	9
Provision for depreciation and amortization	63	68	63
Restructuring and other charges	3	77	64
Operating income (loss)(3)	64	(72)	22

Interest expense	22	40	29
Other expenses, net(2)	27	16	–

Income (Loss) before income taxes(3)	15	(128)	(7)
Provision (Benefit) for income taxes(3)	10	(32)	17

Net income (loss)(3)	5	(96)	(24)

Less: Net income attributable to noncontrolling interest	–	–	–

NET INCOME (LOSS) ATTRIBUTABLE TO ARCONIC CORPORATION(3)	$5	$(96)	$(24)

EARNINGS PER SHARE ATTRIBUTABLE TO ARCONIC CORPORATION COMMON SHAREHOLDERS:
Basic:
Net income (loss)(3)	$0.05	$(0.88)	$(0.22)
Weighted-average number of shares(4)	109,073,635	109,046,332	109,021,376

Diluted:
Net income (loss)(3)	$0.05	$(0.88)	$(0.22)
Weighted-average number of shares(4)	112,813,853	109,046,332	109,021,376

COMMON STOCK OUTSTANDING AT THE END OF THE PERIOD	109,087,034	109,058,691	–

(1)

Prior to April 1, 2020, Arconic Corporation’s financial statements were prepared on a carve-out basis, as the underlying operations of the Company were previously consolidated as part of Arconic Corporation’s former parent company’s financial statements. Accordingly, the Company’s results of operations for the quarter ended September 30, 2019 were prepared on such basis. The carve-out financial statements of Arconic Corporation are not necessarily indicative of the Company’s consolidated results of operations had it been a standalone company during the referenced period. See the Combined Financial Statements included in each of (i) Exhibit 99.1 to Arconic Corporation’s Form 10 Registration Statement (filed on February 7, 2020), (ii) the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (filed on March 30, 2020), and (iii) the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020 (filed on May 18, 2020), for additional information.

(2)

In preparation for the separation of Arconic Corporation from its former parent company, effective January 1, 2020, certain U.S. defined benefit pension and other postretirement plans previously sponsored by the former parent company were separated into standalone plans for both Arconic Corporation and the former parent company. Additionally, effective April 1, 2020, Arconic Corporation assumed a portion of the obligations associated with certain non-U.S. defined benefit pension plans that included participants related to both Arconic Corporation and its former parent company, as well as legacy defined benefit pension plans assigned to the Company as a result of the separation from the former parent company. As a result, beginning in the first quarter of 2020 for these U.S. plans and in the second quarter of 2020 for these non-U.S. plans, Arconic Corporation applied defined benefit plan accounting resulting in benefit plan expense being recorded in operating income (service cost) and nonoperating income (nonservice cost). In all historical periods prior to these respective timeframes, Arconic Corporation was considered a participating employer in the former parent company’s defined benefit plans and, therefore, applied multiemployer plan accounting resulting in the Company’s share of benefit plan expense being recorded entirely in operating income. Also, Arconic Corporation is the plan sponsor of certain other non-U.S. defined benefit plans that contain participants related only to the underlying operations of the Company and, therefore, the related benefit plan expense was recorded in accordance with defined benefit plan accounting in all periods presented. The following table presents the total benefit plan expense (excluding settlements and curtailments) recorded by Arconic Corporation based on the foregoing in each period presented:

	Quarter ended
	September 30,	June 30,	September 30,
	2020	2020	2019
Cost of goods sold (exclusive of expenses below)	$7	$6	$24
Selling, general administrative, and other expenses	–	–	3
Research and development expenses	–	–	–
Other expenses, net	20	18	1
	$27	$24	$28

(3)

Effective July 1, 2020, the Company changed its inventory cost method to average cost for all U.S. inventories previously carried at last-in, first-in (LIFO) cost. Management believes the average cost method more closely reflects the physical flow of inventories, improves comparability of the Company’s operating results with its industry peers, and provides an increased level of consistency in the measurement of inventories in the Company’s consolidated financial statements. The effects of the change in accounting principle from LIFO to average cost have been retrospectively applied to the Company’s Statement of Consolidated Operations for the quarters ended June 30, 2020 and September 30, 2019. Accordingly, for the quarter ended June 30, 2020, Net loss attributable to Arconic Corporation increased $4 (comprised of a $5 increase to Cost of goods sold and a $1 increase to Benefit for income taxes), or $0.04 per share, from the amounts previously reported in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2020 (filed on August 4, 2020). Additionally, for the quarter ended September 30, 2019, Net loss attributable to Arconic Corporation increased $17 (comprised of a $22 increase to Cost of goods sold and a $5 decrease to Provision for income taxes), or $0.15 per share, from the amounts previously reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (filed on March 30, 2020). See the Consolidated Financial Statements included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020 for additional information.

(4)

In the quarter ended September 30, 2020, the difference between the diluted weighted-average number of shares and the basic weighted-average number of shares relates to common share equivalents associated with outstanding employee stock awards. In the quarter ended June 30, 2020, the diluted weighted-average number of shares does not include any common share equivalents associated with outstanding employee stock awards as their effect was anti-dilutive since the Company generated a net loss for the period. Prior to April 1, 2020, the Company did not have any publicly-traded issued and outstanding common stock or any common share equivalents. Accordingly, the respective basic and diluted earnings per share for the quarter ended September 30, 2019 were calculated based on the 109,021,376 shares of Arconic Corporation common stock distributed on April 1, 2020 in connection with the completion of Arconic Corporation’s separation from its former parent company.

Arconic Corporation and subsidiaries
Consolidated Balance Sheet (unaudited)
(in millions)

	September 30,	December 31,
	2020	2019(1)
ASSETS
Current assets:
Cash and cash equivalents	$802	$72
Receivables from customers, less allowances of $1 in 2020 and $2 in 2019(2)	629	384
Other receivables	129	136
Inventories(3)	901	1,137
Prepaid expenses and other current assets	60	28
Total current assets	2,521	1,757

Properties, plants, and equipment	7,336	7,210
Less: accumulated depreciation and amortization	4,628	4,466
Properties, plants, and equipment, net	2,708	2,744
Goodwill	381	386
Operating lease right-of-use-assets	140	125
Deferred income taxes	296	14
Other noncurrent assets	100	32
Total assets	$6,146	$5,058

LIABILITIES
Current liabilities:
Accounts payable, trade	$836	$1,061
Accrued compensation and retirement costs	132	80
Taxes, including income taxes	32	21
Environmental remediation	97	83
Operating lease liabilities	34	33
Other current liabilities	95	63
Total current liabilities	1,226	1,341
Long-term debt	1,277	250
Accrued pension benefits	1,355	63
Accrued other postretirement benefits	471	1
Environmental remediation	84	125
Operating lease liabilities	109	96
Deferred income taxes(3)	12	159
Other noncurrent liabilities and deferred credits	124	50
Total liabilities	4,658	2,085

EQUITY
Arconic Corporation shareholders’ equity:
Parent Company net investment(3)	–	2,664
Common stock	1	–
Additional capital	3,332	–
Accumulated deficit	(91)	–
Accumulated other comprehensive (loss) income	(1,768)	295
Total Arconic Corporation shareholders' equity	1,474	2,959
Noncontrolling interest	14	14
Total equity	1,488	2,973
Total liabilities and equity	$6,146	$5,058
(1)

Prior to April 1, 2020, Arconic Corporation’s financial statements were prepared on a carve-out basis, as the underlying operations of the Company were previously consolidated as part of Arconic Corporation’s former parent company’s financial statements. Accordingly, the Company’s financial position as of December 31, 2019 was prepared on such basis. The carve-out financial statements of Arconic Corporation are not necessarily indicative of the Company’s financial position had it been a standalone company during the referenced period. See the Combined Financial Statements included in each of (i) Exhibit 99.1 to Arconic Corporation’s Form 10 Registration Statement (filed on February 7, 2020), (ii) the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (filed on March 30, 2020), and (iii) the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020 (filed on May 18, 2020), for additional information.

(2)

Prior to January 1, 2020, certain of Arconic Corporation’s customer receivables were sold to its former parent company, which had an arrangement with several financial institutions to sell certain customer receivables without recourse on a revolving basis. As of December 31, 2019, the amount of Arconic Corporation’s outstanding customer receivables sold to its former parent company was $281. In preparation for the separation of Arconic Corporation from its former parent company, effective January 2, 2020, the former parent company’s arrangement was amended to no longer include customer receivables associated with Arconic Corporation in this program.

(3)

Effective July 1, 2020, the Company changed its inventory cost method to average cost for all U.S. inventories previously carried at last-in, first-in (LIFO) cost. Management believes the average cost method more closely reflects the physical flow of inventories, improves comparability of the Company’s operating results with its industry peers, and provides an increased level of consistency in the measurement of inventories in the Company’s consolidated financial statements. The effects of the change in accounting principle from LIFO to average cost have been retrospectively applied to the Company’s Consolidated Balance Sheet as of December 31, 2019. Accordingly, Inventories, Deferred income taxes, and Parent Company net investment increased $317, $72, and $245, respectively, from amounts previously reported in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2020 (filed August 4, 2020). The increase to Parent Company net investment includes a cumulative effect of accounting change of $293 recorded on January 1, 2019. See the Consolidated Financial Statements included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020 for additional information.

Arconic Corporation and subsidiaries
Statement of Consolidated Cash Flows (unaudited)
(in millions)

	Quarter ended
	September 30,	June 30,	September 30,
	2020	2020	2019(1)
OPERATING ACTIVITIES
Net income (loss)(2)	$5	$(96)	$(24)
Adjustments to reconcile net income (loss) to cash provided from operations:
Depreciation and amortization	63	68	63
Deferred income taxes(2)	(22)	28	13
Restructuring and other charges	3	77	64
Net periodic pension benefit cost	22	18	1
Stock-based compensation	6	5	10
Amortization of debt issuance costs	2	21	–
Other	(4)	2	4
Changes in assets and liabilities, excluding effects of acquisitions, divestitures, and foreign currency translation adjustments:
(Increase) Decrease in receivables	(66)	125	63
Decrease in inventories(2)	82	171	18
Decrease (Increase) in prepaid expenses and other current assets	1	(8)	(6)
Increase (Decrease) in accounts payable, trade(3)	169	(295)	(61)
(Decrease) in accrued expenses	(61)	(39)	(35)
Increase (Decrease) in taxes, including income taxes	21	(48)	18
Pension contributions	–	(12)	(1)
Decrease (Increase) in noncurrent assets	7	11	(10)
Increase in noncurrent liabilities	12	10	1
CASH PROVIDED FROM OPERATIONS	240	38	118

FINANCING ACTIVITIES
Net transfers to former parent company	–	–	(79)
Separation payment to former parent company(4)	–	(728)	–
Additions to debt (original maturities greater than three months)(4)	–	1,200	–
Debt issuance costs	–	(15)	–
Payments on debt (original maturities greater than three months)(4)	–	(1,100)	–
Other	4	–	1
CASH PROVIDED FROM (USED FOR) FINANCING ACTIVITIES	4	(643)	(78)

INVESTING ACTIVITIES
Capital expenditures(3)	(39)	(29)	(38)
Proceeds from the sale of assets and businesses	–	1	–
CASH USED FOR INVESTING ACTIVITIES	(39)	(28)	(38)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	2	–	(1)
Net change in cash and cash equivalents and restricted cash	207	(633)	1
Cash and cash equivalents and restricted cash at beginning of period(5)	595	1,228	46
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD(5)	$802	$595	$47

(1)

Prior to April 1, 2020, Arconic Corporation’s financial statements were prepared on a carve-out basis, as the underlying operations of the Company were previously consolidated as part of Arconic Corporation’s former parent company’s financial statements. Accordingly, the Company’s cash flows for the quarter ended September 30, 2019 were prepared on such basis. The carve-out financial statements of Arconic Corporation are not necessarily indicative of the Company’s consolidated cash flows had it been a standalone company during the referenced period. See the Combined Financial Statements included in each of (i) Exhibit 99.1 to Arconic Corporation’s Form 10 Registration Statement (filed on February 7, 2020), (ii) the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (filed on March 30, 2020), and (iii) the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020 (filed on May 18, 2020), for additional information.

(2)

Effective July 1, 2020, the Company changed its inventory cost method to average cost for all U.S. inventories previously carried at last-in, first-in (LIFO) cost. Management believes the average cost method more closely reflects the physical flow of inventories, improves comparability of the Company’s operating results with its industry peers, and provides an increased level of consistency in the measurement of inventories in the Company’s consolidated financial statements. The effects of the change in accounting principle from LIFO to average cost have been retrospectively applied to the Company’s Statement of Consolidated Cash Flows for the quarters ended June 30, 2020 and September 30, 2019. Accordingly, for the quarter ended June 30, 2020, Net loss increased $4, Deferred income taxes decreased $1, and Decrease in inventories positively changed by $5. Additionally, for the quarter ended September 30, 2019, Net loss increased $17, Deferred income taxes decreased $5, and Decrease in inventories positively changed by $22. See the Consolidated Financial Statements included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020 for additional information.

(3)

In preparing the Statement of Consolidated Cash Flows for the nine months ended September 30, 2020, management discovered that the amount of (Decrease) in accounts payable, trade previously reported for the quarter ended June 30, 2020 was overstated by $8 and the amount of Capital expenditures previously reported for the quarter ended June 30, 2020 was understated by $8. As a result, for the quarter ended June 30, 2020, management has corrected both (Decrease) in accounts payable, trade and Capital expenditures from previously reported amounts to remove the respective effect of this $8. Additionally, financial information for prior periods not presented herein will be corrected, as applicable, in future filings.

(4)

On April 1, 2020, Arconic Inc. separated into two standalone, publicly-traded companies, Arconic Corporation and Howmet Aerospace Inc. (the “Separation”). In connection with the capital structure to be established at the time of the Separation, Arconic Corporation secured $1,200 in third-party indebtedness during the first quarter of 2020. The net proceeds from a portion of this indebtedness was held in escrow until the satisfaction of the escrow release conditions, which included the substantially concurrent completion of the Separation. Accordingly, the escrowed cash was included in Restricted cash as of March 31, 2020 (see footnote 5 below). The Company used a portion of the net proceeds from the aggregate indebtedness to make a $728 payment to its former parent company on April 1, 2020 to fund the transfer of certain net assets from the former parent company to Arconic Corporation in connection with the completion of the Separation. On April 2, 2020, Arconic Corporation incurred an additional $500 of indebtedness as a proactive measure taken by the Company to bolster its liquidity and preserve financial flexibility in light of uncertainties resulting from the COVID-19 outbreak. On May 13, 2020, in order to provide improved financial flexibility, Arconic Corporation executed a refinancing of a portion of its outstanding indebtedness by securing $700 in new third-party indebtedness. The Company used the net proceeds from the new indebtedness, together with cash on hand, to repay $1,100 of outstanding indebtedness.

(5)

Cash and cash equivalents and restricted cash at beginning of period for the quarters ended September 30, 2020 and 2019 and Cash and cash equivalents and restricted cash at end of period for all periods presented includes Restricted cash of less than $0.2. For the quarter ended June 30, 2020, Cash and cash equivalents and restricted cash at beginning of period includes Restricted cash of $593 (see footnote 4 above).

Arconic Corporation and subsidiaries
Segment Adjusted EBITDA Reconciliation (unaudited)
(in millions)

	Quarter ended
	September 30,
	2020	2019(1)
Total Segment Adjusted EBITDA(2),(3),(4)	$172	$191
Unallocated amounts:
Corporate expenses(3),(5)	(6)	(10)
Stock-based compensation expense	(6)	(10)
Metal price lag(6)	(16)	(10)
Provision for depreciation and amortization	(63)	(63)
Restructuring and other charges	(3)	(64)
Other(3),(7)	(14)	(12)
Operating income(4)	64	22
Interest expense	(22)	(29)
Other expenses, net(3)	(27)	–
Provision for income taxes(4)	(10)	(17)
Net income attributable to noncontrolling interest	–	–
Consolidated net income (loss) attributable to Arconic Corporation(4)	$5	$(24)

(1)

Prior to April 1, 2020, Arconic Corporation’s financial statements were prepared on a carve-out basis, as the underlying operations of the Company were previously consolidated as part of Arconic Corporation’s former parent company’s financial statements. Accordingly, the Company’s results of operations for the quarter ended September 30, 2019 were prepared on such basis. The carve-out financial statements of Arconic Corporation are not necessarily indicative of the Company’s consolidated results of operations had it been a standalone company during the referenced period. See the Combined Financial Statements included in each of (i) Exhibit 99.1 to Arconic Corporation’s Form 10 Registration Statement (filed on February 7, 2020), (ii) the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (filed on March 30, 2020), and (iii) the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020 (filed on May 18, 2020), for additional information.

(2)

Effective in the second quarter of 2020, management elected to change the profit or loss measure of the Company’s reportable segments from Segment operating profit to Segment Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) for internal reporting and performance measurement purposes. This change was made to enhance the transparency and visibility of the underlying operating performance of each segment. Effective in the third quarter of 2020, management refined the Company’s Segment Adjusted EBITDA measure to remove the impact of metal price lag (see footnote 6). This change was made to further enhance the transparency and visibility of the underlying operating performance of each segment by removing the volatility associated with metal prices.

Arconic Corporation calculates Segment Adjusted EBITDA as Total sales (third-party and intersegment) minus each of (i) Cost of goods sold, (ii) Selling, general administrative, and other expenses, and (iii) and Research and development expenses, plus Stock-based compensation expense and Metal price lag. Previously, the Company calculated Segment operating profit as Segment Adjusted EBITDA minus each of (i) the Provision for depreciation and amortization, (ii) Stock-based compensation expense, and (iii) Metal price lag. Arconic Corporation’s Segment Adjusted EBITDA may not be comparable to similarly titled measures of other companies’ reportable segments.

Also, effective July 1, 2020, the Company changed its inventory cost method to average cost for all U.S. inventories previously carried at last-in, first-in (LIFO) cost. The effects of the change in accounting principle have been retrospectively applied to the Company’s Statement of Consolidated Operations for the quarter ended September 30, 2019. See footnote 4 for additional information.

Segment Adjusted EBITDA for the quarter ended September 30, 2019 was recast to reflect the new measure of segment profit or loss and the change in inventory cost method.

Total Segment Adjusted EBITDA is the sum of the respective Segment Adjusted EBITDA for each of the Company's three reportable segments: Rolled Products, Building and Construction Systems, and Extrusions. This amount is being presented for the sole purpose of reconciling Segment Adjusted EBITDA to the Company's Consolidated net income (loss).

(3)

In preparation for the separation of Arconic Corporation from its former parent company, effective January 1, 2020, certain U.S. defined benefit pension and other postretirement plans previously sponsored by the former parent company were separated into standalone plans for both Arconic Corporation and the former parent company. Additionally, effective April 1, 2020, Arconic Corporation assumed a portion of the obligations associated with certain non-U.S. defined benefit pension plans that included participants related to both Arconic Corporation and its former parent company, as well as legacy defined benefit pension plans assigned to the Company as a result of the separation from the former parent company. As a result, beginning in the first quarter of 2020 for these U.S. plans and in the second quarter of 2020 for these non-U.S. plans, Arconic Corporation applied defined benefit plan accounting resulting in benefit plan expense being recorded in operating income (service cost) and nonoperating income (nonservice cost). In all historical periods prior to these respective timeframes, Arconic Corporation was considered a participating employer in the former parent company’s defined benefit plans and, therefore, applied multiemployer plan accounting resulting in the Company’s share of benefit plan expense being recorded entirely in operating income. Also, Arconic Corporation is the plan sponsor of certain other non-U.S. defined benefit plans that contain participants related only to the underlying operations of the Company and, therefore, the related benefit plan expense was recorded in accordance with defined benefit plan accounting in all periods presented. The following table presents the total benefit plan expense (excluding settlements and curtailments) recorded by Arconic Corporation based on the foregoing in each period presented:

	Quarter ended
	September 30,
	2020	2019
Total Segment Adjusted EBITDA	$(7)	$(21)
Unallocated amounts:
Corporate expenses	–	(3)
Other	–	(3)
Subtotal	–	(6)
Other expenses, net	(20)	(1)

Total	$(27)	$(28)

(4)

Effective July 1, 2020, the Company changed its inventory cost method to average cost for all U.S. inventories previously carried at LIFO cost. Management believes the average cost method more closely reflects the physical flow of inventories, improves comparability of the Company’s operating results with its industry peers, and provides an increased level of consistency in the measurement of inventories in the Company’s consolidated financial statements. The effects of the change in accounting principle from LIFO to average cost have been retrospectively applied to the Company’s Statement of Consolidated Operations for the quarter ended September 30, 2019. Accordingly, Net loss attributable to Arconic Corporation increased $17 (comprised of a $22 increase to Cost of goods sold and a $5 decrease to Provision for income taxes) from the amount previously reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (filed on March 30, 2020). See the Consolidated Financial Statements included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020 for additional information.

(5)

Corporate expenses are composed of general administrative and other expenses of operating the corporate headquarters and other global administrative facilities, as well as research and development expenses of the corporate technical center. The amount presented for the quarter ended September 30, 2019 represents an allocation of Arconic Corporation’s former parent company’s corporate expenses (see footnote 1 above).

(6)

Metal price lag represents the financial impact of the timing difference between when aluminum prices included in Sales are recognized and when aluminum purchase prices included in Cost of goods sold are realized. This adjustment aims to remove the effect of the volatility in metal prices and the calculation of this impact considers applicable metal hedging transactions.

(7)

Other includes certain items that impact Cost of goods sold and Selling, general administrative, and other expenses on the Company’s Statement of Consolidated Operations that are not included in Segment Adjusted EBITDA, including those described as “Other special items” (see footnote 5 to the reconciliation of Adjusted EBITDA within Calculation of Non-GAAP Financial Measures included in this release).

Arconic Corporation and subsidiaries
Calculation of Non-GAAP Financial Measures (unaudited)
(in millions)

Adjusted EBITDA	Quarter ended
	September 30,	June 30,	September 30,
	2020	2020	2019(1)
Net income (loss) attributable to Arconic Corporation(2)	$5	$(96)	$(24)

Add:
Net income attributable to noncontrolling interest	–	–	–
Provision (Benefit) for income taxes(2)	10	(32)	17
Other expenses, net(3)	27	16	–
Interest expense	22	40	29
Restructuring and other charges	3	77	64
Provision for depreciation and amortization	63	68	63
Stock-based compensation	6	5	10
Metal price lag(4)	16	10	10
Other special items(5)	13	11	13

Adjusted EBITDA(2),(3)	$165	$99	$182

Sales	$1,415	$1,187	$1,805

Adjusted EBITDA Margin	11.7%	8.3%	10.1%

Arconic Corporation’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for the following items: Provision for depreciation and amortization; Stock-based compensation; Metal price lag (see below); and Other special items. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. Special items are composed of restructuring and other charges, discrete income tax items, and other items as deemed appropriate by management. There can be no assurances that additional special items will not occur in future periods. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Arconic Corporation’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

Effective in the third quarter of 2020, management refined the Company’s Adjusted EBITDA measure to remove the impact of metal price lag (see footnote 4). This change was made to further enhance the transparency and visibility of the underlying operating performance of the Company by removing the volatility associated with metal prices. Also, effective July 1, 2020, the Company changed its inventory cost method to average cost for all U.S. inventories previously carried at last-in, first-in (LIFO) cost. The effects of the change in accounting principle have been retrospectively applied to the Company’s Statement of Consolidated Operations for the quarters ended June 30, 2020 and September 30, 2019. See footnote 2 for additional information. Adjusted EBITDA for the quarters ended June 30, 2020 and September 30, 2019 was recast to reflect both these changes.

(1)

Prior to April 1, 2020, Arconic Corporation’s financial statements were prepared on a carve-out basis, as the underlying operations of the Company were previously consolidated as part of Arconic Corporation’s former parent company’s financial statements. Accordingly, the Company’s results of operations for the quarter ended September 30, 2019 were prepared on such basis. The carve-out financial statements of Arconic Corporation are not necessarily indicative of the Company’s consolidated results of operations had it been a standalone company during the referenced period. See the Combined Financial Statements included in each of (i) Exhibit 99.1 to Arconic Corporation’s Form 10 Registration Statement (filed on February 7, 2020), (ii) the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (filed on March 30, 2020), and (iii) the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020 (filed on May 18, 2020), for additional information.

(2)

Effective July 1, 2020, the Company changed its inventory cost method to average cost for all U.S. inventories previously carried at LIFO cost. Management believes the average cost method more closely reflects the physical flow of inventories, improves comparability of the Company’s operating results with its industry peers, and provides an increased level of consistency in the measurement of inventories in the Company’s consolidated financial statements. The effects of the change in accounting principle from LIFO to average cost have been retrospectively applied to the Company’s Statement of Consolidated Operations for the quarters ended June 30, 2020 and September 30, 2019. Accordingly, for the quarter ended June 30, 2020, Net loss attributable to Arconic Corporation increased $4 (comprised of a $5 increase to Cost of goods sold and a $1 increase to Benefit for income taxes), or $0.04 per share, from the amounts previously reported in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2020 (filed on August 4, 2020). Additionally, for the quarter ended September 30, 2019, Net loss attributable to Arconic Corporation increased $17 (comprised of a $22 increase to Cost of goods sold and a $5 decrease to Provision for income taxes) from the amount previously reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (filed on March 30, 2020). See the Consolidated Financial Statements included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020 for additional information.

(3)

In preparation for the separation of Arconic Corporation from its former parent company, effective January 1, 2020, certain U.S. defined benefit pension and other postretirement plans previously sponsored by the former parent company were separated into standalone plans for both Arconic Corporation and the former parent company. Additionally, effective April 1, 2020, Arconic Corporation assumed a portion of the obligations associated with certain non-U.S. defined benefit pension plans that included participants related to both Arconic Corporation and its former parent company, as well as legacy defined benefit pension plans assigned to the Company as a result of the separation from the former parent company. As a result, beginning in the first quarter of 2020 for these U.S. plans and in the second quarter of 2020 for these non-U.S. plans, Arconic Corporation applied defined benefit plan accounting resulting in benefit plan expense being recorded in operating income (service cost) and nonoperating income (nonservice cost). In all historical periods prior to these respective timeframes, Arconic Corporation was considered a participating employer in the former parent company’s defined benefit plans and, therefore, applied multiemployer plan accounting resulting in the Company’s share of benefit plan expense being recorded entirely in operating income. Also, Arconic Corporation is the plan sponsor of certain other non-U.S. defined benefit plans that contain participants related only to the underlying operations of the Company and, therefore, the related benefit plan expense (excluding settlements and curtailments) was recorded in accordance with defined benefit plan accounting in all periods presented. See footnote 2 to the Statement of Consolidated Operations included in this release for additional information.

(4)

Metal price lag represents the financial impact of the timing difference between when aluminum prices included in Sales are recognized and when aluminum purchase prices included in Cost of goods sold are realized. This adjustment aims to remove the effect of the volatility in metal prices and the calculation of this impact considers applicable metal hedging transactions.

(5)

Other special items include the following:

  for the quarter ended September 30, 2020, costs related to several legal matters, including Grenfell Tower ($4) and other ($2), a write-down of inventory related to the curtailment of the casthouse operations at the Chandler (Arizona) extrusions facility ($5), and other ($2);
  for the quarter ended June 30, 2020, costs related to several legal matters, including a customer settlement ($5), Grenfell Tower ($3), and other ($3); and
  for the quarter ended September 30, 2019, an allocation of costs incurred by Arconic Corporation’s former parent company associated with the April 1, 2020 separation of Arconic Inc. into two standalone publicly-traded companies.

Net Debt	September 30,
2020

Long-term debt	$1,277
Short-term borrowings	5
Total debt	$1,282

Less: Cash and cash equivalents	802

Net debt	$480

Net debt is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management assesses Arconic Corporation’s leverage position after considering available cash that could be used to repay outstanding debt. Long-term debt equals $1,300 principal of outstanding indebtedness less $23 of unamortized debt issuance costs.

Contacts

Investor
Jason Secore
Shane Rourke
(412) 315-2984
Investor.Relations@arconic.com

Media
Tracie Gliozzi
(412) 992-2525
Tracie.Gliozzi@arconic.com